                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                           May 30, 2002 (May 23, 2002)

                     St. Mary Land & Exploration Company
             (Exact name of registrant as specified in its charter)

         Delaware                      000-20872                 41-0518430
(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)

             1776 Lincoln Street, Suite 1100, Denver, Colorado 80203
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 861-8140

                                 Not applicable
          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant.

         On May 23, 2002, St. Mary Land & Exploration Company ("St. Mary")
dismissed Arthur Andersen LLP ("Andersen") as St. Mary's independent accountants. The St. Mary audit committee and board of directors approved this dismissal.

         Andersen's reports on St. Mary's financial statements for the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty or audit scope. In addition, there were no modifications as to accounting principles except that the audit report of Andersen for the fiscal year ended December 31, 2001 contained an explanatory paragraph with respect to the change in the method of accounting for derivative instruments effective January 1, 2001 as required by the Financial
Accounting Standards Board.

         During the two most recent fiscal years and the interim period from
January 1, 2002 to the date of the dismissal of Andersen on May 23, 2002, there were no disagreements between St. Mary and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Andersen would have caused them to make reference to the subject matter thereof in connection with their reports.

         As required under Securities and Exchange Commission rules, St. Mary has provided Andersen with a copy of the disclosures that St. Mary is making under this Item 4 and requested that Andersen furnish St. Mary with a letter addressed to the Securities and Exchange Commission stating whether Andersen agrees with the statements made by St. Mary under this Item 4 and, if not, stating the respects in which it does not agree. Such letter by Andersen stating its agreement with the statements as to Andersen under this Item 4 is furnished as Exhibit 16.1 to this report.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

         The following exhibit is furnished as part of this report:

         Exhibit
           No.         Description
         -------       -----------

           16.1        Letter by Arthur Andersen LLP to the Securities and
                       Exchange Commission dated May 28, 2002

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ST. MARY LAND & EXPLORATION COMPANY

Date:  May 30, 2002                     By: /S/ RICHARD C. NORRIS
                                           ---------------------------------
                                            Richard C. Norris
                                            Vice President - Finance
Exhibit 16.1